UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 17, 2016, Liberty Media Corporation (the “Company”) closed a private offering of $444,614,000 aggregate principal amount of its 2.25% Exchangeable Senior Debentures due 2046 (the “debentures”). The debentures are exchangeable at the option of holders at the times, and under the circumstances, specified in the indenture. Upon an exchange of the debentures, the Company will be required to deliver, at its option, Time Warner Inc. (“Time Warner”) common stock, cash or a combination of Time Warner common stock and cash. 9.5652 shares of Time Warner common stock are currently attributable to each debenture.

On October 22, 2016, AT&T Inc. (“AT&T”) and Time Warner issued a joint press release announcing that they have entered into a definitive agreement under which AT&T will acquire Time Warner in a stock-and-cash transaction, valued at $107.50 per share, consisting of $53.75 per share in cash and $53.75 per share in AT&T stock. The press release further states that the stock portion will be subject to a collar such that Time Warner shareholders will receive 1.437 AT&T shares if AT&T’s average stock price is below $37.411 at closing and 1.3 AT&T shares if AT&T’s average stock price is above $41.349 at the closing of the acquisition. The press release also states that the merger is subject to approval by Time Warner shareholders and review by the U.S. Department of Justice, as well as FCC review if FCC licenses will be transferred to AT&T, and that the transaction is expected to close before year-end 2017. Assuming AT&T’s acquisition of Time Warner is consummated on these terms, the debentures will be adjusted in the manner and at the times described herein.

In accordance with the terms of the indenture governing the debentures, if the acquisition is consummated:

•                  the cash portion of the acquisition consideration will be paid as an extraordinary additional distribution to holders of debentures in an amount of $514.1295 per $1,000 original principal amount of debentures. Such extraordinary additional distribution will be payable by the Company on the fifth business day following the date that Time Warner stockholders receive payment for their shares in connection with the closing of the acquisition or, if later, the third trading day after the amount of such extraordinary additional distribution is determined, to each holder of the debentures as of the close of business on a special record date for the payment of such extraordinary additional distribution, which record date will correspond to the record date set by AT&T and Time Warner for the payment of the cash portion of the acquisition consideration to holders of Time Warner common stock. As a result of this extraordinary additional distribution, the outstanding principal amount of each debenture will be adjusted by subtracting the extraordinary additional distribution from the current outstanding principal amount, resulting in a new adjusted principal amount per debenture of $485.8705; and

•                  the stock portion of the acquisition consideration will become reference shares attributable to the debentures. The exchange ratio pursuant to the acquisition will be equal to the quotient obtained by dividing $53.75 by the average of the volume weighted averages of the trading prices of AT&T common stock on each of the 15 consecutive trading days ending on the trading day that is 3 trading days prior to the closing of the transaction (the “average stock price”), subject to the collar described above. The number of shares of Time Warner common stock attributable to the debentures will be multiplied by the ratio by which Time Warner common stock is exchanged for AT&T common stock in the acquisition in order to determine the number of reference shares attributable to each debenture. As a result of the collar, if AT&T’s average stock price is below $37.411, the number of reference shares attributable to each $1,000 original principal amount of debentures will consist of approximately 13.7452 shares of AT&T common stock, and if AT&T’s average stock price is above $41.349, the number of reference shares attributable to each $1,000 original principal amount of debentures will consist of approximately 12.4348 shares of AT&T common stock.

The debentures bear interest at a fixed rate of 2.25% per annum of the original principal amount of the debentures. A reduction in the original principal amount will not affect the amount of the quarterly interest payments received by holders of the debentures; however, upon a reduction in the original principal amount, the indenture provides for certain rate maintaining adjustments, such that the adjusted principal amount will be further reduced by an amount equal to the excess of each fixed interest payment over the amount that is 2.25% (on an annualized basis) of the adjusted principal amount of the debentures as of the immediately preceding interest payment date. As a result, if the acquisition occurs on the terms described above, the new adjusted principal amount of $485.8705 would be subject to further reductions based on such rate maintaining adjustments.

Under the terms of the indenture, additional distributions will be made to holders of debentures to the extent any regular quarterly cash dividend paid with respect to the applicable reference shares (in accordance with the reference company’s publicly announced regular common equity dividend policy) exceeds an amount equal to $3.85 per debenture.  If the acquisition is consummated on the terms described above and the amount of regular quarterly cash dividends paid on the AT&T reference shares exceeds $3.85 per debenture, the amount of such excess will be distributed by the Company to holders of the debentures as an additional distribution on the next interest payment date to holders of debentures as of the close of business on the interest record date for such interest payment date (unless the excess regular cash dividend is paid by the reference company to its stockholders after such interest record date, in which case the additional distribution will be payable on the next subsequent interest payment date to holders of debentures as of the close of business on the interest record date therefor).

The above analyses assume that the acquisition is consummated on the basis of the terms of the transaction described in the joint press release issued by AT&T and Time Warner and further assume that the number of shares of Time Warner common stock attributable to each debenture at the time of the closing of the acquisition equals the 9.5652 shares of Time Warner common stock that are currently attributable to each debenture, and that the outstanding principal amount of each debenture at the time of the closing of the acquisition is $1,000. Any changes to the acquisition consideration or any of the other foregoing assumptions could change these analyses, including with respect to the number of shares of AT&T common stock that will be attributable to the debentures, and the cash amount of any extraordinary distribution payable, upon consummation of the acquisition. None of the changes described in the above analyses, including with respect to the reference shares attributable to the debentures and the adjusted principal amount of the debentures, will be effected in accordance with the terms of the indenture unless and until the acquisition is consummated. Any such changes will be effected in accordance with the terms of the indenture governing the debentures, which will remain unchanged, regardless of whether the acquisition is consummated.

The description of the indenture contained herein is qualified in its entirety by reference to the provisions of the indenture, which is attached as an exhibit to this Current Report on Form 8-K. This Current Report on Form 8-K and the indenture governing the debentures are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Indenture, dated August 17, 2016, between Liberty Media Corporation, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 2.25% Exchangeable Senior Debentures due 2046.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Name

99.1	Indenture, dated August 17, 2016, between Liberty Media Corporation, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 2.25% Exchangeable Senior Debentures due 2046.